EXHIBIT 15
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                              August 15, 1994




Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Ladies and Gentlemen:

     We are aware that the June 30, 1994 Quarterly Report on
Form 10-Q of AlliedSignal Inc. which includes our report dated July 25, 1994 (issued pursuant to the provisions of Statement on Auditing Standards Nos. 42 and 71) will be incorporated by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements, on
Forms S-8 (Nos. 33-09896, 33-50314, 33-51031, 33-51455,
33-55410 and 33-65792), on Forms S-3 (Nos. 33-00631, 33-13211
and 33-14071) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01). We are also aware of our responsibilities under the Securities Act of 1933.

                              Very truly yours,




                              /s/ Price Waterhouse LLP
                              Price Waterhouse LLP